Exhibit 4.1

AMERICAN WATER Capital Corp.

Officers’ Certificate

August 10, 2017

2.950% Senior Notes Due 2027

Pursuant to Sections 102 and 301 of the Indenture Identified Below

The undersigned officers of American Water Capital Corp., a Delaware corporation (the “Company”), acting pursuant to an authorization contained in the unanimous written consent, dated August 1, 2017, of the Board of Directors of the Company (the “Board Resolutions”), and Sections 102 and 301 of the Indenture, dated as of December 4, 2009 (the “Indenture”, and unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them therein), between the Company and Wells Fargo Bank, National Association, as Trustee, do hereby certify as follows:

1)	There is hereby established under the Indenture the following series of debt securities of the Company, and the terms of such series (the “Series”) are as follows:
a)	The Series shall be known and designated as the “2.950% Senior Notes due 2027” of the Company (the “Securities”);
b)	The terms of the Securities are as set forth in Annex A hereto;
c)	The Securities shall be redeemable at the option of the Company as specified and subject to the limitations set forth in Annex A hereto;
d)	The Securities shall not be entitled to the benefits of any sinking fund or analogous provisions;
e)	The Securities shall be subject to defeasance as specified and subject to the limitations set forth in Annex A hereto;
f)

The Securities will be issued in the form of one or more fully registered Global Securities which are exchangeable from time to time for fully registered certificated securities in accordance with the terms of the Indenture; and

g)	The Company will not pay additional amounts on the Securities held by a non‑U.S. person in respect of taxes or similar charges withheld or deducted;
2)

The undersigned have read the provisions of the Indenture relating to the authentication and delivery of securities thereunder, including Sections 201, 301 and 303 thereof and the definitions relating thereto;

3)

The undersigned have read the Board Resolutions authorizing the issuance of the Securities and the taking of any action by such officers of the Company in connection therewith, and have made such investigation or examination as is necessary, in the opinion of the undersigned, to enable the undersigned to express an informed opinion as to whether the covenants and conditions precedent to the action to be taken by the Trustee in authenticating and delivering Securities under the Indenture have been complied with;

4)	In the opinion of the undersigned, such covenants and conditions precedent have been complied with; and
1)	The Securities are “Debt” under the Support Agreement, dated June 22, 2000 and amended as of July 26, 2000, between American Water Works Company, Inc. and the Company.

IN WITNESS WHEREOF, we have hereunto signed our names as of the date first written above.

By:	/s/ JENNIFER GAMBOL
Name: Jennifer Gambol
Title: Vice President and Treasurer

By:	/s/ JEFFREY M. TAYLOR
Name: Jeffrey M. Taylor
Title: Secretary

American Water Capital Corp. – Officers’ Certificate

ANNEX A

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

American Water Capital Corp.

2.950% Senior Notes due 2027

CUSIP No. 03040W AQ8

ISIN No. US03040WAQ87

No R. $__________

American Water Capital Corp., a corporation duly organized and existing under the laws of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of Five Hundred Million Dollars on September 1, 2027, and to pay interest thereon from August 10, 2017 or from the most recent Interest Payment Date to which interest has been paid or as duly provided for semi-annually on March 1 and September 1, in arrears, commencing March 1, 2018, and on any earlier date of redemption, at the rate of 2.950% per annum, until the principal hereof is paid or made available for payment.  Interest on this Security shall be computed assuming a 360-day year consisting of twelve 30-day months.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the close of business on the fifteenth day (whether or not a Business Day) next preceding such Interest Payment Date.  Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the

Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and any such interest on this Security will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts (i) with respect to any Global Security, by wire transfer of immediately available funds to the accounts specified by the Holder of such Global Security or (ii) with respect to any certificated Security, by wire transfer of immediately available funds to the respective accounts specified by the Holders of such certificated Security or, if no such account is specified, by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

In Witness Whereof, the Company has caused this instrument to be duly executed.

AMERICAN WATER CAPITAL CORP.

By

TRUSTEE’S CERTIFICATION OF AUTHENTICATION

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, As Trustee

By
Authorized Signatory

Dated: ___________, 2017

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of December 4, 2009 (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.  This Security is one of the series designated on the face hereof.

The Company may from time to time, without the consent of the Holders, create and issue Additional Securities, so that each such further issue shall be consolidated and form a single series with the Outstanding Securities of this series.

All or a portion of the Securities of this series may be redeemed at the option of the Company at any time or from time to time.  The Redemption Price for the Securities of this series to be redeemed on any Redemption Date prior to June 1, 2027 will be equal to the greater of the following amounts: (a) 100% of the principal amount of the Securities of this series being redeemed on that Redemption Date; or (b) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities of this series being redeemed on that Redemption Date that would be payable if such Securities of this series matured on June 1, 2027 (not including any portion of any payments of interest accrued to that Redemption Date) discounted to that Redemption Date on a semi-annual basis at the Adjusted Treasury Rate (as defined below) plus 12.5 basis points, as determined by the Reference Treasury Dealer (as defined below), plus, in each case, accrued and unpaid interest thereon to that Redemption Date.  The Redemption Price for the Securities of this series to be redeemed on any Redemption Date on or after June 1, 2027 will be equal to 100% of the principal amount of the Securities of this series being redeemed on that Redemption Date plus accrued and unpaid interest thereon to that Redemption Date.  Notwithstanding the foregoing, installments of interest on the Securities of this series that are due and payable on Interest Payment Dates falling on or prior to a Redemption Date will be payable on the Interest Payment Date to the Holder of such Securities of this series as of the close of business on the relevant Regular Record Date.  The Redemption Price will be calculated on the basis of a 360-day year consisting of twelve 30-day months.  Calculation of the Redemption Price will be made by the Company or on behalf of the Company by a person designated by the Company; provided that such calculation or the correctness thereof shall not be a duty or obligation of the Trustee.

The Company shall mail notice of any redemption at least 30 days but not more than 60 days before the Redemption Date to each Holder of the Securities of this series to be redeemed, and, if less than all of the Securities of this series are to be redeemed, the particular Securities of this series to be redeemed will be selected by the Trustee on a pro rata basis, by lot or in such manner as the Trustee shall deem appropriate and fair in accordance with DTC procedures.  Unless the Company defaults in payment of the Redemption Price, on and after that Redemption Date, interest will cease to accrue on the Securities of this series or portions thereof called for redemption.

“Adjusted Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Securities of this series to be redeemed, calculated as if the maturity date of the Securities of this series were June 1, 2027 (the “Remaining Life”), that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of such Security of this series.

“Comparable Treasury Price” means, with respect to any Redemption Date, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (C) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Reference Treasury Dealer” means (A) each of J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, or their respective affiliates which are primary U.S. Government securities dealers in the United States (a “Primary Treasury Dealer”), and a Primary Treasury Dealer selected by U.S. Bancorp Investments, Inc., and its successors; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer; and (B) any other Primary Treasury Dealer(s) selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third Business Day preceding such Redemption Date.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected.  The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity.  The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

In connection with any proposed transfer of this Security if this Security ceases to be a Global Security, the Company or DTC shall be required to provide or cause to be provided to the Trustee all information that is (i) available to the Company or the DTC, as applicable, (ii) necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and (iii) specifically and timely requested in writing by the Trustee.  Any transferor shall also provide or cause to be provided to the Trustee all information that is (i) available to such transferor, (ii) necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Code Section 6045, and (iii) specifically and timely requested by the Trustee.  The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and integral multiples of $1,000.  As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.